AFFINITY MEDIAWORKS CORP.

WRITTEN CONSENT OF THE SHAREHOLDERS
IN LIEU OF A SPECIAL MEETING

February 4, 2015

In lieu of a Special Meeting of the Shareholders of Affinity Mediaworks Corp., a Nevada corporation (the "Corporation"), the owners of all 20,000 shares of the Series A Preferred Stock which each have the voting right to 25,000 votes per share on all matters submitted to a vote of the shareholders, and 58,809,678 shares of Common Stock representing 50.79% of the total outstanding of 116,068,770 Common Stock outstanding of the Corporation, see Exhibit A attached (the "Shareholders"), take the following actions by unanimous written consent; said actions to have the same force and effect as if adopted at a meeting of the Shareholders duly called and held:

REVERSE SPLIT

WHEREAS, the Corporation Shareholders wish to effectuate a 1 for 1,000 reverse split of the Corporation's shares of Common Stock;

NOW THEREFORE, BE IT

RESOLVED, that the 1 for 1,000 reverse split (the "Split") of the Corporation's issued and outstanding share of Common Stock to the holders of record (the "Record Shareholders") as of February 4, 2015 (the "Record Date") be, and it hereby is, authorized, approved and ratified; and be it

FURTHER RESOLVED, that as a result of the Split, each one thousand (1,000) pre-split shares of Common Stock on the Record Date shall equal one (1) post-Split share of Common Stock with any fractional shares to be rounded up; and be it

FURTHER RESOLVED, that the Record Shareholders need not take any action such as delivering their respective per-Split stock certificates to the Corporation or its transfer agent, to effectuate the Split , and that the Split be automatically effective as of February 4, 2015; and be it

FURTHER RESOLVED, that there be no mandatory exchange for new certificates; and be it

FURTHER RESOLVED, that the Corporation's transfer agent reflect the Split in its books and records; and be it

FURTHER RESOLVED, that the number of authorized shares of Common Stock of the Corporation shall not be affected by the Split.

GENERAL RESOLUTIONS

RESOLVED, that the officers of the corporation be, and each of them hereby is, authorized and directed to make all arrangements, to pay all such fees and expensed, to do and perform all such acts and things and to execute and deliver or file, in the name and on behalf of the Corporation, all such instruments, reports, notices, consents, waivers, certificates and other documents, as they may deem necessary or appropriate to effectuate the forgoing resolutions or otherwise in connection with the transactions described in or contemplated herein (such determination to be conclusively, but not exclusively evidenced by the taking of such actions or by the execution of such instruments, reports and documents); and be it

FURTHER RESOLVED, that any action taken by any director, officer, employee or agent of the Corporation on or prior to the date hereof in furtherance of any of the foregoing matters be, and each such action hereby is, approved, ratified and confirmed in all respects as the action and deed of the Corporation; and be it

FURTHER RESOLVED, that this consent may be signed in one or more counterparts; and be it

FURTHER RESOLVED, that the action taken by this consent shall have the same force and effect as if taken at a meeting of the Shareholders of the Corporation, duly called.

The undersigned, by affixing their signatures hereto, do unanimously consent to, authorize and approve the foregoing actions in their capacity as Shareholders of Directors of Affinity Mediaworks Corp.

/s/Mark T. Gelason
Mark T. Gleason, Secretary

Date: February 4, 2015

Exhibit A

Common Stock Shareholders

Name	Number of Shares

Aquamarine Holdings, LLC	9,000,000
Dunlap Consulting, LLC	9,000,000
Nutmeg State Realty, LLC	9,000,000
Carson Holdings, LLC	6,700,000
Calypso Ventures, LLC	6,250,000
Bengal Holdings, Inc.	6,250,000
Gabon Investments, Inc.	6,250,000
Friction & Heat, LLC	6,250,000
Cortland Communications, LLC	109,678
50.79% of the common shares outstanding	58,809,678
Common Stock Shareholders

Preferred Stock Shareholders

Name	Number of Shares	Super Voting Rights

Cortland Communications, LLC	20,000	500,000,000